Exhibit 24

                                  VIACOM INC.
                            VIACOM INTERNATIONAL INC.

                               Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS that the undersigned director and/or officer of VIACOM INC. and VIACOM INTERNATIONAL INC. ("Viacom
International") (individually, and collectively, the "Company"), hereby constitutes and appoints Philippe P. Dauman, Michael D. Fricklas and Nancy P. Rosenfeld, and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign (1) a registration statement on Form S-3, or such other form as may be recommended by counsel, to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments and post-effective amendments thereto and supplements to the Prospectus contained therein, and any and all instruments and documents filed as a part of or in connection with the said registration statement or amendments thereto or supplements or amendments to such Prospectus, covering the offering and issuance of up to $3 billion aggregate gross proceeds of (i) debt securities of Viacom Inc., including any related guarantees of Viacom International and (ii) preferred stock of Viacom Inc. and
(2) any registration statements, reports and applications relating to such securities to be filed by the Company with the Commission and/or any national securities exchanges under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as pan of or in connection with such registration statements or reports or amendments thereto; granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as she might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, I have hereunto signed my name this 12th day of April, 1995.

                                                /s/ Susan C. Gordon
                                               ----------------------
                                                    Susan C. Gordon